As filed with the Securities and Exchange Commission on June 3, 2003

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under The Securities Act of 1933

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3212788
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

601 Clearwater Park Road, West Palm Beach, Florida	33401
(Address of Principal Executive Office)	(Zip Code)

PAXSON COMMUNICATIONS CORPORATION
1998 STOCK INCENTIVE PLAN
(Full title of the plan)

Anthony L. Morrison, Esq.
Executive Vice President, Chief Legal Officer and Secretary
Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401
(Name and address of agent for service)

(561) 659-4122
(Telephone number, including area code, of agent for service)

Copies of all communications to:

David L. Perry, Jr.
Holland & Knight LLP
222 Lakeview Avenue, Suite 1000
West Palm Beach, Florida 33401

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
Title of	Amount	offering	maximum	Amount of
securities	to be	price	aggregate	registration
to be registered	registered(1)	per share*	offering price*	fee

Class A Common Stock, par value $.001 per share	2,800,000 shares	$6.51	$18,228,000	$1,474.65

(1)	This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the Plan or the agreement pursuant to which such shares are issued.

*	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the fee is calculated upon the basis of the average between the high and low sales prices for shares of Class A Common Stock of the registrant as reported on the American Stock Exchange on May 28, 2003.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
Power of Attorney
INDEX TO EXHIBITS
OPINION OF HOLLAND & KNIGHT LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE.

     This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register an additional 2,800,000 shares of Class A Common Stock, par value $.001 per share, for issuance under the Paxson Communications Corporation 1998 Stock Incentive Plan, as amended. The contents of the Registrant’s Registration Statement on Form S-8, No. 333-72623, are incorporated by reference in this registration statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by the Registrant, Paxson Communications Corporation, a Delaware corporation, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on March 31, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002, as filed with the Securities and Exchange Commission on March 31, 2003;

(c)	The Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on March 31, 2003;

(d)	The Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission on March 31, 2003;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on May 15, 2003;

(f)	The Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 11, 2003;

(g)	The Registrant’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 30, 2003;

(h)	The description of the Registrant’s Class A Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 30, 1995, file number 1-13452; and

(i)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on June 3, 2003.

PAXSON COMMUNICATIONS CORPORATION

By:	/s/ Lowell W. Paxson

Name: Lowell W. Paxson
Title: Chairman of the Board, Director and Chief Executive Officer

Power of Attorney

     Each of the undersigned officers and directors of PAXSON COMMUNICATIONS CORPORATION (the “Company”), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ADAM K. WEINSTEIN, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ LOWELL W. PAXSON	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	June 3, 2003
Lowell W. Paxson

/s/ JEFFREY SAGANSKY	Vice Chairman of the Board and Director	June 3, 2003
Jeffrey Sagansky

/s/ THOMAS E. SEVERSON, JR.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2003
Thomas E. Severson, Jr.

/s/ RONALD L. RUBIN	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 3, 2003
Ronald L. Rubin

/s/ BRUCE L. BURNHAM	Director	June 3, 2003
Bruce L. Burnham

/s/ JAMES L. GREENWALD	Director	June 3, 2003
James L. Greenwald

/s/ JOHN E. OXENDINE	Director	June 3, 2003
John E. Oxendine

/s/ HENRY J. BRANDON	Director	June 3, 2003
Henry J. Brandon

INDEX TO EXHIBITS

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on signature page)